As filed with the Securities and Exchange Commission on July 1, 2024

Registration No. 333—_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	52-0845822
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2117 SW Highway 484, Ocala FL 34473

(Address of Principal Executive Offices)(Zip Code)

AIM IMMUNOTECH INC. AMENDED AND RESTATED

2018 EQUITY INCENTIVE PLAN*

(full title of the plan)

* See Explanatory Note on Following Page.

Thomas K. Equels, Chief Executive Officer

AIM ImmunoTech Inc.

2117 SW Highway 484, Ocala FL 34473

(352) 448-7797

(Name, Address & Telephone number, including area code, of agent for service)

Copies to:

Richard Feiner, Esq.

Silverman Shin & Schneider PLLC

Wall Street Plaza

88 Pine Street – 22nd Floor

New York, New York 10005

(212) 779-8600

Fax (917) 720-0863

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers additional shares of common stock of AIM ImmunoTech Inc. (the “Company”) under the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”). The number of shares of the Company’s common stock available for grant and issuance under the Plan is subject to an annual increase on July 1 of each calendar year, by an amount equal to two percent (2%) of the then outstanding shares of the Company’s common stock (the “2018 Plan Evergreen Provision”). On July 1, 2024, the number of shares of the Company’s common stock available for grant and issuance under the 2018 Plan increased by 1,142,733 shares. This Registration Statement registers the additional 1,142,733 shares available for grant and issuance under the 2018 Plan pursuant to the 2018 Plan Evergreen Provision.

Pursuant to Instruction E of Form S-8, the contents of the Company’s prior registration statement on Form S-8 registering Common Stock under the Plan (File No. 333-227543), filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 26, 2018, as amended by a Registration Statement on Form S-8 registering Common Stock under the Plan (File No. 333-240315) filed with the Commission on August 3, 2020, as amended by a Registration Statement on Form S-8 registering Common Stock under the Plan (File No. 333-257614) filed with Commission on July 1, 2021, as amended by a Registration Statement on Form S-8 registering Common Stock under the Plan (File No. 333-265989) filed with Commission on July 1, 2022 (collectively, the “Prior Registration Statement”) is hereby incorporated by reference herein, and the information otherwise required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the AIM ImmunoTech Inc. Amended and Restated 2018 Equity Incentive Plan covered by this Registration Statement as required by Rule 428(b) (1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023;
●	Our quarterly report on Form 10-Q for the quarter ended March 31, 2024;
●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2024, January 10, 2024, January 25, 2024, February 9, 2024, February 20, 2024 and June 3, 2024; and;
●	A description of the Rights to purchase shares of our Series A Junior Participating Preferred Stock, which are attached to all shares of Common Stock, is contained in our registration statement on Form 8-A (SEC File No. 0-27072) filed on November 14, 2017, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
●	The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form S-1, SEC File No. 333-117178, filed on July 6, 2004, and any amendment or report filed for the purpose of updating this description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	The AIM ImmunoTech Inc. Amended and Restated 2018 Equity Incentive Plan (incorporated by reference to exhibit 4.1 to the Company’s Registration Statement on Form S-8 (No. 333-240315) filed August 3, 2020).
4.2	Specimen certificate representing our Common Stock (incorporated by reference to an exhibit to the Company’s Registration Statement on Form S-1 (No. 33-93314) filed November 2, 1995).
4.3	Third Amended and Restated Rights Agreement, dated May 12, 2023 between AIM ImmunoTech Inc. (formerly, Hemispherx Biopharma, Inc.) and American Stock Transfer & Trust Company (n/k/a Equiniti Trust Company) (incorporated by reference to exhibit 4.6 to Amendment No. 3 to the Company’s Registration Statement on Form 8-A12B (No. 001-27072) filed May 15, 2023).

5.1	Opinion of Silverman Shin & Schneider PLLC, legal counsel.*

23.1	Consent of BDO USA, P.C.*

23.3	Consent of Silverman Shin & Schneider PLLC, legal counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included in Signature Pages to the Registration Statement on Form S-8).

107	Filing Fee Table.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, AIM ImmunoTech Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ocala, State of Florida, on the 1st day of July, 2024.

AIM IMMUNOTECH INC.
(Registrant)

By:	/s/Thomas K. Equels
Thomas K. Equels, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas K. Equels acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

s/ Thomas K. Equels
Thomas K. Equels	Chief Executive Officer	July 1, 2024
(Principal Executive) and Director

s/ Robert Dickey III
Robert Dickey III	Chief Financial Officer	July 1, 2024
(Chief Accounting Officer)

s/ William M. Mitchell
William M. Mitchell, M.D., Ph.D.	Director	July 1, 2024

s/ Nancy K. Bryan
Nancy K. Bryan	Director	July 1, 2024

s/ Stewart Appelrouth
Stewart Appelrouth	Director	July 1, 2024

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